Exhibit 10.4

DATED                                                                      2009

(1)	FOUR RIVERS BIOENERGY INC.
(2)	BLUECREST STRATEGIC LIMITED

_______________________

PUT OPTION

_______________________

Matthew Arnold & Baldwin LLP

Solicitors

85 Fleet Street

London

EC4Y 1AE

Tel No.  020 7936 4600

Fax No.  020 7842 3300

Website:  www.mablaw.co.uk

Ref: ARJP/srl/

1.	Interpretation	3
2.	Condition	5
3.	Grant of the option	5
4.	Option period	5
5.	Exercise	6
6.	Consideration	6
7.	Completion	7
8.	Warranties	7
9.	Confidentiality and announcements	8
10.	Further assurance	8
11.	Assignment	8
12.	Whole agreement	9
13.	Variation and waiver	9
14.	Costs	10
15.	Notice	10
16.	Severance	11
17.	Third party rights	11
18.	Counterparts	11
19.	Language	11
20.	Governing law and jurisdiction	11

THIS AGREEMENT is dated

2009

PARTIES

(1)

FOUR RIVERS BIOENERGY INC., a corporation incorporated under the laws of the state of Nevada, USA, whose principal place of business is at 1637 Shar-Cal Road, PO Box 1056, Calvert City, Kentucky 42029, USA (the "Buyer").

(2)

BLUECREST STRATEGIC LIMITED, a company registered in the Cayman Islands under number CR-126177 whose registered office is situate at PO Box 309, Ugland House, South Church Street, George Town, Cayman Islands (the "Seller").

BACKGROUND

(A)

The Seller is the legal and beneficial owner of 6,875 ordinary shares of £0.10 each in the Company.

(B)

The Buyer has agreed to enter into a put option in favour of the Seller on the terms of this agreement.

(C)

The Company is a private company limited by shares incorporated in England and Wales with an authorised share capital of £5,000 divided into 50,000 ordinary shares of £0.10 each all of which have been issued and are fully paid.

AGREED TERMS

INTERPRETATION

1.1

The definitions and rules of interpretation in this clause apply in this agreement.

Articles	the articles of association of the Company from time to time.
BlueCrest Fund	any fund or other such activity managed by BlueCrest Capital Management LLP (or any successor thereto).
BlueCrest Capital Management LLP	a limited liability partnership registered in England and Wales under number OC339259 whose registered office is at 40 Grosvenor Place, London, SW1X 7AW, UK.
Business Day	a day (other than a Saturday, Sunday or public holiday) when banks in London are open for business.
Company	BF Group Holdings Limited registered in England and Wales with company number 06831250.
Completion	the completion of the exercise of the Option as described in clause 7.

Consideration	the purchase price for the Option Shares payable by the Buyer on Completion as set out in clause 6.
Encumbrance

any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected) other than liens arising by operation of law;

Exercise Notice	the written notice given by the Seller in accordance with clause 5.1.
Lapse	the lapse of the Option in accordance with clause 4.1.
Option	the option granted in favour of the Seller by clause 3.
Option Shares	all of the shares in the capital of the Company held by the Seller and/or any Permitted Transferee of the Seller and/or any BlueCrest Fund at Completion.
Permitted Transferee	has the meaning set out in the Articles.
Warrant Instrument	the certain Common Stock Purchase Warrant in the agreed form, proposed to be issued by the Buyer, for the purchase of up to 200,000 shares of common stock of the Buyer.

1.2

Clause headings shall not affect the interpretation of this agreement.

1.3

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.4

References to clauses are to the clauses of this agreement.

1.5

A reference to one gender shall include a reference to the other genders.

1.6

Words in the singular shall include the plural and vice versa.

1.7

A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.8

Writing or written includes faxes but not e-mail.

1.9

Where the words include(s), including or in particular are used in this agreement, they are deemed to have the words "without limitation" following them. The words other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.10

Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.11

Documents in agreed form are documents in the form agreed by the parties and initialled by or on behalf of them for identification.

1.12

A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of this agreement) at any time.

1.13

Unless the context otherwise requires, words and expressions defined in the Articles shall have the same meaning when used in this agreement.

CONDITION

2.1

Notwithstanding that the Warrant Instrument may have been sold, transferred, assigned or hypothecated by any holder of it, the Option may only be exercised if:

2.1.1

the Warrant Instrument has been exercised in full (to the extent not previously exercised) the exercise of which to be irrevocable; and

2.1.2

the exercise price payable in respect of the exercise of the Warrant Instrument has been paid to the Buyer in full in good and collected funds in accordance with the Warrant Instrument.

For the avoidance of doubt, the condition in clause 2.1 shall continue to apply regardless of the identity of the holder of the Warrant Instrument from time to time.

GRANT OF THE OPTION

3.1

Subject to the satisfaction of the condition in clause 2.1 and in consideration of the payment of £1 by the Seller to the Buyer (receipt of which is hereby acknowledged by the Buyer), the Buyer grants to the Seller an option to require the Buyer to purchase all of the Option Shares on the terms set out in this agreement.

3.2

The Option Shares shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of Completion.

OPTION PERIOD

4.1

The Option may only be exercised during the period commencing on 1 January 2011 and ending on 31 December 2012 (inclusive), and, if the Option is not exercised during such period, it shall lapse and, subject to clause 4.2, neither party to this agreement shall have any claim against the other under this agreement except in relation to any breach occurring before that date.

4.2

The following provisions shall continue to have effect, notwithstanding the lapse of the Option pursuant to clause 4.1:

4.2.1

clause 4.1 to clause 4.2;

4.2.2

clause 9; and

4.2.3

clause 12 to clause 20 inclusive.

4.3

For the purposes of clause 4.1, the date of exercise of the Option is the date on which the Seller serves the Exercise Notice on the Buyer and not the date on which the Buyer is deemed to receive the Exercise Notice in accordance with clause 15.3.

EXERCISE

5.1

The Option shall be exercised only by the Seller giving the Buyer an Exercise Notice in accordance with clause 15 which shall include:

5.1.1

the date on which the Exercise Notice is given;

5.1.2

a statement to the effect that the Seller is exercising the Option;

5.1.3

a date, which is no less than five and no more than 15 Business Days after the date of the Exercise Notice, on which Completion is to take place; and

5.1.4

a signature by or on behalf of the Seller.

5.2

The Option may be exercised only in respect of all of the Option Shares.

5.3

Once given, an Exercise Notice may not be revoked without the written consent of the Buyer.

5.4

All dividends and other distributions resolved or declared to be paid or made by the Company in respect of the Option Shares by reference to a record date which falls on or before Completion shall belong to, and be payable to, the Buyer.

6

CONSIDERATION

6.1

The Consideration payable in respect of the exercise of the Option shall be paid and satisfied in cash at Completion, and shall be calculated in accordance with clause 6.2.

6.2

The Consideration shall be an aggregate amount of US$1,600,000.

COMPLETION

7.1

Completion shall take place at the registered office of the Company on the date specified in the Exercise Notice or such other place or later date as the parties may otherwise agree in writing.

7.2

At Completion, the Buyer shall pay the Consideration to the Seller or to such other person as the Seller may direct by telegraphic transfer (or such other method of payment as the parties may agree in writing).

7.3

The Seller shall deliver to the Buyer at Completion:

7.3.1

stock transfer forms in respect of the Option Shares duly completed and executed in favour of the Buyer (or such other person(s) as it may direct);

7.3.2

share certificates in respect of the Option Shares; and

7.3.3

a waiver of any applicable pre-emption rights, duly signed by (or on behalf of) all members of the Company which are BlueCrest Funds.

7.4

If the Buyer has complied with its obligation to pay the Consideration in accordance with clause 7.2 and the Seller fails to comply with its obligations under clause 7.3, any director of the Company may give a good discharge for the Consideration on behalf of the Seller and may execute and deliver to the Buyer a transfer or transfers of the Option Shares on behalf of the Seller.  The Seller hereby:

7.4.1

irrevocably and by way of security for its obligations under this agreement appoints any one director of the Company nominated in writing by the Buyer as its attorney following the exercise of the Option to execute, on the Seller’s behalf, a transfer or transfers of the Option Shares in favour of the Buyer (or as it directs) and to execute such other documents and do all such other acts as may be necessary to transfer title to the Option Shares to the Buyer (or as it directs); and

7.4.2

authorises the directors of the Company to approve the registration of such transfer(s) and other documents.

7.5

Following Completion, each of the parties shall use its reasonable endeavours at the expense of the Buyer to ensure the registration of the Buyer (or as it directs) as the holder of the Option Shares.

WARRANTIES

8.1

The Seller warrants to the Buyer that:

8.1.1

it has full power and authority to enter into the Option on the terms and conditions of this agreement;

8.1.2

it is the legal and beneficial owner of 6,875 ordinary shares of £0.10 each in the Company, subject only to the Option.

CONFIDENTIALITY AND ANNOUNCEMENTS

9.1

Except as provided elsewhere in this agreement, and excluding any information which is in the public domain (other than through the wrongful disclosure of either party), or which either party is required to disclose by law or by the rules of any regulatory body to which it or any member of its group is subject, each party agrees to keep secret and confidential and not to use, disclose or divulge to any third party (other than a party’s professional advisers) any information relating to the negotiation, provisions or subject matter of this agreement (or any document referred to in it).

9.2

Except in accordance with clause 9.3 or with the prior written consent of the other party, neither party shall make any public announcement or issue a press release or respond to any enquiry from the press or other media that concerns or relates to this agreement or its subject matter or any ancillary matter.

9.3

Notwithstanding clause 9.2, either party may make or permit to be made an announcement concerning or relating to this agreement, its subject matter or any ancillary matter if and to the extent required by:

9.3.1

law; or

9.3.2

any securities exchange on which its or any member of its group’s securities are listed or traded; or

9.3.3

any regulatory or governmental or other authority with relevant powers to which it or any member of its group is subject or submits, whether or not the requirement has the force of law.

FURTHER ASSURANCE

10.1

At all times after the date of this agreement, the parties shall, at their own expense, execute all such documents and do all such acts and things as may reasonably be required for the purpose of giving full effect to this agreement.

ASSIGNMENT

11.1

Subject to clause 11.3, this agreement is personal to the parties and neither party shall:

11.1.1

assign any of its rights under this agreement; or

11.1.2

transfer any of its obligations under this agreement; or

11.1.3

sub-contract or delegate any of its obligations under this agreement; or

11.1.4

charge or deal in any other manner with this agreement or any of its rights or obligations under it.

11.2

Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of clause 11.1 shall be ineffective.

11.3

The Seller may assign the benefit (but not the burden) of, or any of its rights under, this agreement to a Permitted Transferee or a BlueCrest Fund.

WHOLE AGREEMENT

12.1

This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any previous arrangement, understanding or agreement between them relating to the subject matter they cover.

12.2

Each party acknowledges that, in entering into this agreement and any documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance or warranty (whether of fact or of law and whether made innocently or negligently) of any person other than as expressly set out in this agreement or those documents.

12.3

Nothing in this clause 12 operates to limit or exclude any liability for fraud.

VARIATION AND WAIVER

13.1

A variation of this agreement shall be in writing and signed by or on behalf of each party.

13.2

Any waiver of any right under this agreement is only effective if it is in writing and signed by the waiving or consenting party and it applies only in the circumstances for which it is given, and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

13.3

Except as expressly stated, no failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

13.4

No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

13.5

Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

COSTS

14.1

Each party shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this agreement and any other agreement incidental to or referred to in this agreement.

NOTICE

15.1

A notice given under this agreement:

15.1.1

shall be in writing in the English language (or be accompanied by a properly prepared translation into English);

15.1.2

shall be sent for the attention of the person, and to the address, given in this clause 15 (or such other address or person as the relevant party may notify to the other party in accordance with this clause); and

15.1.3

shall be:

15.1.3.1

delivered personally; or

15.1.3.2

sent by pre-paid first-class post or recorded delivery; or

15.1.3.3

(if the notice is to be served by post outside the country from which it is sent) sent by airmail.

15.2

The addresses for service are as set out at the beginning of this agreement or as may be notified by one party to the other in writing from time to time in accordance with this clause.

15.3

A notice is deemed to have been received:

15.3.1

if delivered personally, at the time of delivery; or

15.3.2

in the case of pre-paid first class post or recorded delivery, 48 hours from the date of posting; or

15.3.3

in the case of airmail, five days from the date of posting; or

15.3.4

if deemed receipt under the previous paragraphs of this clause 15.3 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a Business Day), when business next starts in the place of deemed receipt.

15.4

To prove service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted.

SEVERANCE

16.1

If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

16.2

If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

THIRD PARTY RIGHTS

17.1

No term of this agreement shall be enforceable by a third party (being any person other than the parties and their permitted successors and assignees).

COUNTERPARTS

18.1

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

LANGUAGE

19.1

If this agreement is translated into any language other than English, the English language text shall prevail.

GOVERNING LAW AND JURISDICTION

20.1

This agreement and any disputes or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England.

20.2

The parties irrevocably agree that the courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Signed as a deed by …………………………………………

a duly authorised director for and on behalf of

FOUR RIVERS BIOENERGY INC.

in the presence of:

Witness signature:

Witness name:

Witness address:

Witness occupation:

) ) ) )
Signed as a deed by ……………………………………… a duly authorised director for and on behalf of BLUECREST STRATEGIC LIMITED Witness signature: Witness name: Witness address: Witness occupation:	) ) )

12